Execution copy

FIRST AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS FIRST AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into effective as of August 25, 2009, by and among ENSERCO ENERGY INC., a South Dakota corporation (the “Borrower”), FORTIS CAPITAL CORP., a Connecticut corporation (“Fortis”), as a Bank, an Issuing Bank and as administrative agent, documentation agent and collateral agent for the Banks, SOCIETE GENERALE, a bank organized under the laws of France (“SocGen”), as an Issuing Bank, a Bank and the Syndication Agent, BNP PARIBAS, a bank organized under the laws of France (“BNP”), as an Issuing Bank, a Bank and the Documentation Agent, and each of the other financial institutions which are parties hereto (collectively, the “Banks”).

WHEREAS, the Borrower, Agent and the Banks have entered into that certain Third Amended and Restated Credit Agreement, dated to be effective as of May 8, 2009, (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented, or otherwise modified, the “Credit Agreement”);

WHEREAS, the Borrower and the Banks have agreed to make certain changes to the Credit Agreement;

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.           Defined Terms.  All capitalized terms used but not otherwise defined in this Amendment shall have the meaning ascribed to them in the Credit Agreement.  Unless otherwise specified, all section references herein refer to sections of the Credit Agreement.

2.           Amendments to Credit Agreement.  The Credit Agreement is hereby amended commencing on the Effective Date (as hereinafter defined) as follows:

2.1.           Definitions.

(a)           Clause (d) of the definition of “Elected Ninety (90) Day Swap L/C Cap” is amended to read as follows:

“(d)           If the Borrower elects $100,000,000.00, the Borrowing Base Sub-Cap in effect at the time of election must be equal to or greater than $300,000,000.00.”

(b)           Clause (c) of the definition of “Elected Ninety (90) Day Transportation and Storage L/C Cap” is amended to read as follows:

“(c)           If the Borrower elects $150,000,000.00, the Borrowing Base Sub-Cap in effect at the time of election must be equal to or greater than $300,000,000.00.”

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2.2           Section 2.08.  Subsection 2.08(b) is amended by substituting “Expiration Date” for “Maturity Date” as it appears therein.

2.3           Section 7.02.  Subsection 7.02(a) is amended to read as follows:

“(a)           concurrently with the delivery of the financial statements referred to in Subsections 7.01(a), (b) and (c), a Compliance Certificate executed by a Responsible Officer of the Borrower;”

2.4           Section 7.06.  Section 7.06 is amended in its entirety to read as follows:

“7.06           Insurance.  The Borrower or its Parent shall maintain, and shall cause each of its Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.  With respect to material insurance policies maintained by the Borrower, the Agent, for the benefit of the Banks, shall be named as an additional insured and loss payee under all such polices, without liability for premiums or club calls.”

2.5           Section 7.16.  Section 7.16 is amended in its entirety to read as follows:

“7.16           Net Cumulative Loss.

(a)           Except as provided in Subsection (b) below, the Borrower shall not incur a Net Cumulative Loss during any twelve (12) consecutive calendar months in excess of the lower of the following:  (A) $30,000,000.00, or (B)(x) $10,000,000.00 plus (y) to the extent it results in a positive number, eighteen percent (18%) times the following:

(i)           the lower of Net Working Capital or Tangible Net Worth (as of the most recent period available), minus

(ii)           $75,000,000.00.

(b)           During the period August 31, 2009 through November 30, 2009, the Borrower shall not incur a Net Cumulative Loss during any twelve (12) consecutive calendar months in excess of $40,000,000.00, provided that during the period from July 1, 2009 through November 30, 2009, the Borrower has not:

(i)           made any Restricted Payment to its Parent, any Subsidiary, or any Affiliate;

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(ii)           made any payment with respect to Subordinated Debt; or

(iii)           made any loans or investments (as described in Section 8.18 of the Credit Agreement) to its Parent, any Subsidiary or any Affiliate.

(c)           While the period described in subsection (b) is in effect, the Borrower may make one election, by furnishing a signed Notice and Compliance Certificate in the form of Exhibit B-1 to the Agent, to be subject to the provisions of subsection (a) rather than the provisions of subsection (b) in which case the limitations set forth in subsection (b) will no longer apply.  Once such election has been made subsection (b) will no longer be applicable.

(d)           For purposes of this Section 7.16, Net Cumulative Loss shall mean the consolidated net loss of the Borrower and its Subsidiaries computed on an Economic Basis.”

2.6           Section 8.02.  Section 8.02 is amended in its entirety to read as follows:

“8.02           Consolidations, Mergers and Dispositions.  The Borrower shall not suffer or permit any of its Subsidiaries to merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of any of its assets (whether now owned or hereafter acquired) to or in favor of any Person except for (a) the sale of assets in the ordinary course of its business, (b) mergers and consolidations with an aggregate value of less than $10,000,000.00 less the aggregate value of any acquisitions permitted under Section 8.18 during any consecutive 12 calendar month period, and (c) asset sales with an aggregate value of less than $10,000,000.00 during any consecutive 12 calendar month period.”

2.7           Exhibit B-1.    Exhibit B-1.  Form of Notice and Compliance Certificate, is added to the Credit Agreement in the form attached hereto.

3.           Effectiveness of Amendment.  This Amendment shall be effective (the “Effective Date”) upon:

(a)           Receipt by the Agent of a copy of this Amendment, executed by the Required Banks; and

(b)           Receipt by the Agent of all fees due and owing.

4.           Ratifications, Representations and Warranties.

(a)           The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement are ratified and confirmed and shall continue in full force and effect.  Borrower and the Banks agree that the Credit Agreement, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with its terms.

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(b)           To induce the Banks to enter into this Amendment, the Borrower ratifies and confirms each representation and warranty set forth in the Credit Agreement as if such representations and warranties were made on the even date herewith, and further represents and warrants (i) that there has occurred since the date of the last financial statements delivered to the Banks no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect, (ii) that no Event of Default exists both before and after giving effect to this Amendment, and (iii) that the Borrower is fully authorized to enter into this Amendment.

5.           Benefits.  This Amendment shall be binding upon and inure to the benefit of the Banks and the Borrower, and their respective successors and assigns; provided, however, that Borrower may not, without the prior written consent of the Banks, assign any rights, powers, duties or obligations under this Amendment, the Credit Agreement or any of the other Loan Documents.

6.           Governing Law.  THIS AMEDMENT IS GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CHOICE OF LAW RULES OF THAT STATE.

7.           Invalid Provisions.  If any provision of this Amendment is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable and the remaining provisions of this Amendment shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance.

8.           Entire Agreement.  THIS CREDIT AGREEMENT, AS AMENDED BY THIS AMENDMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

9.           Reference to Credit Agreement.  The Credit Agreement and the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement, as amended hereby, are hereby amended so that any reference in the Credit Agreement to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

10.           Counterparts.  This Amendment may be separately executed in any number of counterparts, each of which shall be an original, but all of which, taken together, shall be deemed to constitute one and the same agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

ENSERCO ENERGY INC.,
a South Dakota corporation

By:     /s/ Victoria J. Campbell
Name:     Victoria J. Campbell
Title:       Vice President and General Manager

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FORTIS CAPITAL CORP.,
as Agent

By:     /s/ Chad Clark
Name:     Chad Clark
Title:       Director

By:     /s/ R. Corey Hingson
Name:     R. Corey Hingson
Title:       Vice President

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FORTIS CAPITAL CORP.,
as a Bank and an Issuing Bank

By:     /s/ Chad Clark
Name:     Chad Clark
Title:       Director

By:     /s/ R. Corey Hingson
Name:     R. Corey Hingson
Title:       Vice President

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SOCIETE GENERALE,
as a Bank and an Issuing Bank

By:     /s/ Barbara Paulsen
Name:     Barbara Paulsen
Title:       Managing Director

By:     /s/ Chung-Taek Oh
Name:     Chung-Taek Oh
Title:       Vice President

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BNP PARIBAS,
as a Bank and an Issuing Bank

By:     /s/ Keith Cox
Name:     Keith Cox
Title:       Managing Director

By:     /s/ Jordan Nenoff
Name:     Jordan Nenoff
Title:       Director

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 THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as a Bank

By:     /s/ Chan K. Park
Name:     Chan K. Park
Title:       SVP & Manager

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RZB FINANCE LLC,
as a Bank

By:    /s/ Nancy Remini
Name:    Nancy Remini
Title:      Vice President

By:     /s/ Pearl Geffers
Name:     Pearl Geffers
Title:       First Vice President

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COÖPERATIEVE CENTRAL RAIFFEISEN-
BOERENLEENBANK B.A., “Rabobank Nederland,” NEW YORK BRANCH,
as a Bank

By:     /s/ Brett Delfino
Name:     Brett Delfino
Title:       Executive Director

By:     /s/ Eva Rushkevich
Name:     Eva Rushkevich
Title:       Executive Director

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EXHIBIT B-1

FORM OF NOTICE AND

COMPLIANCE CERTIFICATE

[Date]

Fortis Capital Corp.	Société Générale
15455 North Dallas Parkway	1221 Avenue of the Americas
Suite 1400	New York, New York 10020
Addison, Texas 75001
Attention: Corey Hingson	Attention: Chung-Taek Oh
Telephone: (214) 866-2535	Telephone: (212) 278-6345
Facsimile: (214) 969-9332	Facsimile: (212) 278-7953

Re:           Third Amended and Restated Credit Agreement, dated to be effective as of May 8, 2009 (as amended or supplemented from time to time, the “Agreement”), by and among Enserco Energy Inc. (the “Borrower”), the banks that from time to time are parties thereto, and Fortis Capital Corp., as Agent.

Ladies and Gentlemen:

The Borrower, acting through its duly authorized Responsible Officers (as that term is defined in the Agreement), hereby elects to be subject to the provisions of  Section 7.16(a) of the Agreement rather than Section 7.16(b) as of the date of this Notice and Compliance Certificate, and further certifies to each of the Banks that the Borrower is in compliance with the Agreement and in particular certifies the following as of the date of this Notice and Compliance Certificate:

I.	Financial Covenants and Net Cumulative Loss Covenant:

Net Working Capital ($)	___________
Tangible Net Worth ($)	___________
Total Liabilities to Tangible Net Worth	__________
Net Cumulative (Loss) / Gain ($)	___________

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II.           Other Covenants
Net Fixed Price Volumes:
Natural Gas (MMBTU’s)	__________
Crude Oil and Distillates (bbls)	__________
Value-at-Risk (1-day/95%):	__________
Proprietary ($)	__________
Transportation ($)	__________
Unhedged Transportation Exposure ($)	__________

Further, the undersigned hereby certifies that (i) it is in compliance with the financial covenants set forth in Section 7.15 of the Agreement, (ii) the Net Fixed Price Volume of natural gas and the Net Fixed Price Volume of crude oil and distillates for crude blending has at no time exceeded the limitations set forth in Section 8.11 of the Agreement, (iii) the Unhedged Transportation Exposure has at no time exceeded the limitations set forth in Section 8.15 of the Agreement, (iv) the Proprietary Value-at-Risk has at no time exceeded the limitations set forth in Section 8.16 of the Agreement, (v) the Transportation Value-at-Risk has at no time exceeded the limitations set forth in Section 8.17 of the Agreement, and (vi) that the undersigned has no knowledge of any Defaults or Events of Defaults under the Agreement which existed as from the Closing Date of the Agreement or which exist as of the date of this Notice and Compliance Certificate.

Very truly yours,

ENSERCO ENERGY INC.
a South Dakota corporation

By:
Name:
Responsible Officer

c/c The Banks

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